UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 23, 2006

                           Cohesant Technologies Inc.
                           --------------------------
             (Exact name of registrant as specified in its chapter)

             Delaware                   1-13484                34-1775913
             --------                   -------                ----------
   (State or other jurisdiction       (Commission             (IRS Employer
         of incorporation             File Number)         Identification No.)


               5845 W. 82nd Street, Suite 102
                    Indianapolis, Indiana                        46278
          (Address of principal executive offices)             (Zip Code)


        Registrant's telephone number, including area code (317) 871-7611

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

At the March 23, 2006 Board of Directors meeting, the Board granted stock options to each of the five outside directors. Each director received options to purchase 15,000 shares at $10.02 per share (the closing stock price on March
23rd), except for the newly elected director, who received an additional grant of an option to purchase 10,000 shares. The options vest in one-third annual installments commencing one year after the grant date and terminate on March 22, 2011. This is the first stock option grant to directors since 2001.

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 24, 2006, Cohesant Technologies Inc. reported its operating results for the first quarter ended February 28, 2006. The Press Release is attached hereto as Exhibit 99.1


ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On March 24, 2006 Cohesant Technologies Inc.'s Board of Directors announced the election of Terry Ozan as Director. The Press Release is attached hereto as
Exhibit 99.2

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are furnished pursuant to Item 2.02 and Item 5.02, are not to be considered "filed" under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and shall not be incorporated by reference into any of Cohesant Technologies Inc.'s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.



            (c) Exhibits.

                  99.1   -   Earnings Press Release dated March 24, 2006.

                  99.2   -   Director Announcement Press Release dated March 24,
                             2006.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   COHESANT TECHNOLOGIES INC.

Date:    March 27, 2006            By: /s/ Robert W. Pawlak
                                   ---------------------------
                                       Robert W. Pawlak, Chief Financial Officer